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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                  May 17, 2001
                        (Date of earliest event reported)

                          ALLERGY RESEARCH GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Florida                         0-27227                         13-3940486
(State or Other                   (Commission                     (IRS Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                        Number)


                 30806 Santana Street, Hayward, California 94544
               (Address of Principal Offices, including zip code)


                                 (800) 545-9960
              (Registrant's telephone number, including area code)


Item 5.     Other Events

Refinancing of Line of Credit

         On May 17, 2001, Registrant entered into a revolving line of credit for up to $1,200,000 with City National Bank. The City National Bank line of credit was used to refinance Registrant's former line of credit with Aerofund Financial, Inc. ("Aerofund"), which matured on March 1, 2001, and has a current principal balance of $672,063.98. Aerofund had begun charging interest at a default rate of 20% per annum in excess of the interest rate on April 1, 2001. The new line of credit with City National Bank incurs interest at a variable rate of interest equal to two (2) points over the City National Bank Prime Rate, with an initial rate of 9% per annum. The City National Bank line of credit will mature on July 5, 2002, at which time the full principal balance plus all accrued unpaid interest shall be due. The line of credit has been personally guaranteed by Registrant's Chief Executive Officer and Secretary.

Item 7.     Exhibits

            10.1  City National Bank Promissory Note, dated May 17, 2001.




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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ALLERGY RESEARCH GROUP, INC.


Dated: July 9, 2001                         By: /s/ Stephen Levine
                                            ------------------------
                                            Name:  Stephen Levine
                                            Title: Chief Executive Officer